EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-52516, 333-97102, 333-81836, 333-69284, 333-66258, and 333-114262; Form S-3 Nos. 333-87082 and 333-83820), as amended, and in the related Prospectus of Stratos International, Inc. of our report dated June 16, 2005, with respect to the consolidated financial statements of Stratos International, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2005.
/s/ Ernst & Young LLP
Chicago, Illinois
July 27, 2005